Exhibit 99.1

iCAD REPORTS 2013 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Quarterly Revenue Up 17%; Therapy Revenue Growth of 60% Driven by Further Adoption of the Xoft

System for the Treatment of Non-Melanoma Skin Cancer

Conference Call Begins Thursday, February 20th at 8:00 a.m. Eastern Time

NASHUA, N.H. (February 19, 2014) – iCAD, Inc. (Nasdaq: ICAD), an industry-leading provider of advanced image analysis, workflow solutions and radiation therapy for the early identification and treatment of cancer, today reported financial results for the three and twelve months ended December 31, 2013.

“Our strong performance throughout 2013 demonstrates the progress we’ve made with our broadened oncology strategy and, in particular, our Therapy business. Significant revenue growth, combined with a balance of targeted investments and disciplined financial management, allowed us to post non-GAAP Adjusted EBITDA of $1.9 million for the year,” said Ken Ferry, President and CEO of iCAD.

“Our Therapy business delivered significant revenue growth with meaningful increases in both product placements and utilization. Revenue from the non-melanoma skin cancer indication was especially strong, with support from three-year clinical data, favorable reimbursement and, most importantly, effective patient outcomes. We will continue to invest in programs to accelerate the market adoption of the Xoft system for the treatment of both skin and early breast cancer. With an estimated U.S. market penetration of less than one percent in both indications, there is considerable room for continued growth. We remain committed to ongoing clinical studies, supporting reimbursement expansion and raising awareness of the clinical benefits of our electronic brachytherapy for a variety of cancer indications.

“The Detection business is delivering on its goal of leveraging our customer base with a balance of new product sales and recurring revenue. We are making progress towards long-term growth through recurring revenue from our service business, new customers and upgrades from our installed base for PowerLook, our next-generation mammography CAD platform, and from our MRI product offering with our strategic partner Invivo, a Philips Healthcare business. Looking forward, we believe the market transition from 2D digital to 3D digital mammography, or tomosynthesis, will provide a significant, multi-year market opportunity for our new 3D software workflow tools currently in development. We look forward to introducing the first product offering sometime later this year or early in 2015,” concluded Mr. Ferry.

Fourth Quarter Financial Results

Revenue: Total revenue for the fourth quarter of 2013 increased 16.8% to $9.1 million from $7.8 million for the fourth quarter of 2012, due to a 60.4% increase in Therapy revenue partially offset by an 11.9% decline in Cancer Detection revenue.

Therapy revenue included Xoft™ Axxent™ Electronic Brachytherapy System™ product sales, as well as the associated service and supply revenue. Cancer Detection revenue included film, digital mammography, MRI and CT CAD platforms, as well as service and supply revenue from these products.

	Three months ended December 31,
Therapy	2013	2012	% Change
Products	$3,302	$2,209	49.5%
Service and supply	1,683	899	87.2%

Total revenue	$4,985	$3,108	60.4%

	Three months ended December 31,
Cancer Detection	2013	2012	% Change
Products	$1,925	$2,519	(23.6)%
Service and supply	2,225	2,191	1.6%

Total revenue	$4,150	$4,710	(11.9)%

Gross Margin: Gross profit for the fourth quarter of 2013 increased to $6.3 million, or 68.8% of revenue, from $5.6 million, or 71.0% of revenue, for the fourth quarter of 2012. The lower gross margin was primarily due to product mix, and the impact of the Medical Device Excise Tax, which went into effect in 2013.

Operating Expenses: Total operating expenses for the fourth quarter of 2013 increased to $6.9 million from $6.3 million for the same period in 2012, as a result of higher commercial and R&D investments, partially offset by ongoing cost-control measures.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, was $285,000 for the fourth quarter of 2013, compared with non-GAAP adjusted EBITDA of $102,000 for the same period in 2012.

Net Loss: The net loss for the fourth quarter of 2013 was $4.4 million, or $0.41 per share, compared with a net loss for the fourth quarter of 2012 of $2.7 million, or $0.25 per share.

Non-GAAP Adjusted Net Loss: The non-GAAP adjusted net loss, as defined below, for the fourth quarter of 2013 was $1.5 million, or $0.14 per share, compared with a non-GAAP adjusted net loss for the fourth quarter of 2012 of $1.7 million, or $0.15 per share.

Cash and Cash Flow: As of December 31, 2013, iCAD had cash and cash equivalents of $11.9 million, compared with $10.2 million as of September 30, 2013 and $13.9 million as of December 31, 2012. Net cash used by operations during 2013 was $1.4 million.

2013 Financial Results

Revenue: Total revenue for 2013 increased 17.0% to $33.1 million from $28.3 million for 2012, including a 46.8% increase in Therapy revenue offset by a 2.1% decline in Cancer Detection revenue.

	Year ended December 31,
Therapy	2013	2012	% Change
Products	$11,065	$8,130	36.1%
Service and supply	5,097	2,883	76.8%

Total revenue	$16,162	$11,013	46.8%

	Year ended December 31,
Cancer Detection	2013	2012	% Change
Products	$8,491	$9,846	(13.8)%
Service and supply	8,414	7,416	13.5%

Total revenue	$16,905	$17,262	(2.1)%

Gross Margin: Gross profit for 2013 was $23.1 million, or 69.8% of revenue, compared with gross profit for 2012 of $20.0 million, or 70.8% of revenue.

Operating Expenses: Total operating expenses for 2013 decreased to $24.9 million from $25.4 million for 2012.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA for 2013 was $1.9 million, compared with a non-GAAP adjusted EBITDA loss of $1.5 million for 2012.

Net Loss: The net loss for 2013 was $7.6 million, or $0.70 per share, compared with a net loss for 2012 of $9.4 million, or $0.87 per share.

Non-GAAP Adjusted Net Loss: The non-GAAP adjusted net loss for 2013 was $5.2 million, or $0.47 per share, compared with a non-GAAP adjusted net loss for 2012 of $8.8 million, or $0.81 per share.

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

Conference Call

iCAD management will host an investment community conference call on Thursday, February 20, 2014 beginning at 8:00 a.m. Eastern time to discuss these results and answer questions. Shareholders and other interested parties may participate in the conference call by dialing 888-713-4211 (domestic) or 617-213-4864 (international) and entering passcode 49351643. The call also will be broadcast live on the Internet at www.streetevents.com and www.icadmed.com.

A replay of the conference call will be accessible two hours after its completion through February 26, 2014 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 49351643. The call will also be archived for 90 days at www.streetevents.com and www.icadmed.com.

About iCAD, Inc.

iCAD is an industry-leading provider of advanced image analysis, workflow solutions and radiation therapies for the early identification and treatment of common cancers. iCAD’s Xoft System offers radiation treatment for early-stage breast cancer that can be administered in the form of intraoperative radiation therapy or accelerated partial breast irradiation. The Xoft System is also cleared for the treatment of non-melanoma skin cancer and endometrial cancer. iCAD offers a comprehensive range of high-performance, upgradeable CAD solutions for mammography and advanced image analysis and workflow solutions for Magnetic Resonance Imaging, for breast and prostate cancers and Computed Tomography for colorectal cancer. For more information, call 877-iCADnow, or visit www.icadmed.com.

For iCAD investor relations, contact Anne Marie Fields of LHA at 212-838-3777 x6604 or via email at

afields@lhai.com

For iCAD media inquiries, contact Helen Shik of Schwartz MSL at 781-684-0770 or via email at

iCAD@schwartzmsl.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to the Company’s ability to defend itself in litigation matters, to achieve business and strategic objectives, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, litigation and/or government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe”, “demonstrate”, “intend”, “expect”, “estimate”, “will”, “continue”, “anticipate”, “likely”, “seek”, and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

-Tables to Follow -

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands except for share data)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$11,880	$13,948
Trade accounts receivable, net of allowance for doubtful accounts of $73 in 2013 and $48 in 2012	7,623	4,980
Inventory, net	1,891	2,119
Prepaid expenses and other current assets	649	486

Total current assets	22,043	21,533

Property and equipment, net of accumulated depreciation and amortization of $4,265 in 2013 and $3,627 in 2012	1,671	1,483
Other assets	419	638
Intangible assets, net of accumulated amortization of $12,468 in 2013 and $10,744 in 2012	13,674	15,230
Goodwill	21,109	21,109

Total assets	$58,916	$59,993

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,000	$1,940
Accrued and other expenses	3,799	4,142
Interest payable	483	499
Notes and lease payable—current portion	3,878	—
Warrant liability	3,986	1,538
Deferred revenue	8,306	6,520

Total current liabilities	22,452	14,639

Deferred revenue, long-term portion	1,726	1,502
Other long-term liabilities	1,356	1,341
Capital lease—long-term portion	235	—
Notes payable—long-term portion	11,770	14,846

Total liabilities	37,539	32,328

Stockholders’ equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $ .01 par value: authorized 85,000,000 shares; issued 11,084,119 in 2013 and 10,993,933 in 2012; outstanding 10,898,288 in 2013 and 10,808,102 in 2012	111	110
Additional paid-in capital	166,735	165,416
Accumulated deficit	(144,054)	(136,446)
Treasury stock at cost, 185,831 shares in 2013 and 2012	(1,415)	(1,415)

Total stockholders’ equity	21,377	27,665

Total liabilities and stockholders’ equity	$58,916	$59,993

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenue:
Products	$5,227	$4,728	$19,556	$17,976
Service and supplies	3,908	3,090	13,511	10,299

Total revenue	9,135	7,818	33,067	28,275
Cost of revenue:
Products	1,749	1,231	5,933	4,834
Service and supplies	860	801	3,111	2,479
Amortization of acquired intangibles	237	233	938	931

Total cost of revenue	2,846	2,265	9,982	8,244

Gross profit	6,289	5,553	23,085	20,031

Operating expenses:
Engineering and product development	1,960	1,611	7,694	7,769
Marketing and sales	3,035	2,732	10,427	10,708
General and administrative	1,915	1,995	6,740	6,966

Total operating expenses	6,910	6,338	24,861	25,443

Loss from operations	(621)	(785)	(1,776)	(5,412)
Loss from change in fair value of warrant	(2,932)	(1,051)	(2,448)	(539)
Interest expense	(810)	(866)	(3,277)	(3,415)
Other income	3	8	19	35

Other expense, net	(3,739)	(1,909)	(5,706)	(3,919)
Loss before income tax expense	(4,360)	(2,694)	(7,482)	(9,331)
Income tax expense	(50)	(8)	(126)	(43)

Net loss and comprehensive loss	$(4,410)	$(2,702)	$(7,608)	$(9,374)

Net loss per share:
Basic and diluted	$(0.41)	$(0.25)	$(0.70)	$(0.87)

Weighted average number of shares used in computing loss per share:
Basic and diluted	10,863	10,808	10,842	10,796

iCAD, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the twelve months ended December 31,
	2013	2012
	(in thousands)
Cash flow from operating activities:
Net loss	$(7,608)	$(9,374)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	706	891
Amortization	1,724	1,904
Bad debt provision	35	—
Loss from change in fair value of warrant	2,448	539
Loss on disposal of assets	53	174
Stock-based compensation expense	1,202	996
Amortization of debt discount and debt costs	864	1,012
Interest on settlement obligations	266	388
Changes in operating assets and liabilities:
Accounts receivable	(2,678)	(976)
Inventory	229	(79)
Prepaid and other current assets	(127)	469
Accounts payable	61	815
Accrued expenses	(609)	(1,775)
Deferred revenue	2,010	812

Total adjustments	6,184	5,170

Net cash used for operating activities	(1,424)	(4,204)

Cash flow from investing activities:
Additions to patents, technology and other	(168)	(70)
Additions to property and equipment	(539)	(665)

Net cash used for investing activities	(707)	(735)

Cash flow from financing activities:
Issuance of common stock for cash	145	—
Taxes paid related to restricted stock issuance	(28)	(14)
Payments of capital lease obligations	(54)
Proceeds from debt financing, net	—	14,325

Net cash (used for) provided by financing activities	63	14,311

Increase (decrease) in cash and equivalents	(2,068)	9,372
Cash and equivalents, beginning of period	13,948	4,576

Cash and equivalents, end of period	$11,880	$13,948

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited, in thousands, except per share amounts)

The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GAAP Net Loss	$(4,410)	$(2,702)	$(7,608)	$(9,374)
Interest expense	810	866	3,277	3,415
Other (expense) income	(3)	(8)	(19)	(35)
Stock Compensation	294	265	1,202	996
Depreciation	178	190	706	891
Amortization	434	432	1,724	1,904
Tax expense	50	8	126	43
Severance	—	—	—	80
Loss on warrant	2,932	1,051	2,448	539

Non GAAP Adjusted EBITDA	$285	$102	$1,856	$(1,541)

Non-GAAP Adjusted Net Loss

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Loss”

(Unaudited, in thousands, except loss per share)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
GAAP Net Loss	$(4,410)	$(2,702)	$(7,608)	$(9,374)
Adjustments to net loss:
Severance	—	—	—	80
Loss on warrant	2,932	1,051	2,448	539

Non GAAP Adjusted Net Loss	$(1,478)	$(1,651)	$(5,160)	$(8,755)

Net loss per share
GAAP Net loss per share	$(0.41)	$(0.25)	$(0.70)	$(0.87)
Adjustments to net loss (as detailed above)	0.27	0.10	0.23	0.06

Non GAAP Adjusted Net Loss per share	$(0.14)	$(0.15)	$(0.47)	$(0.81)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net loss before provision for income taxes, acquisition-related expenses, total other (income) expense, stock-based compensation expense, depreciation and amortization, severance, gain on sale, loss on warrant, amortization of acquired intangibles, acquisition related, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management defines “Non-GAAP Adjusted Net Loss” as the sum of GAAP net loss before provision for the gain on sale of asset, severance, transaction, patent litigation and recall costs, contingent consideration, indemnification asset and goodwill impairment charges. Management considers this non-GAAP financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•	Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of acquired intangibles: acquisition-related expenses are reported at the time acquisition costs are incurred, and purchased intangibles are amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, these items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•	Interest expense: In January 2012, the Company entered into a five-year, $15 million debt facility agreement. The Company excludes interest expense from its non GAAP Adjusted EBITDA calculation.

•	Severance: relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause. Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.

•	Gain (loss) on Warrant: The Company issued warrants in connection with the financing and the value changes according to fair value. It is excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, also because the total amount of gain or loss is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the gain or loss is incurred.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

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